DEMAND NOTE

$3175.00 USD

EDMONTON

April 30, 2017

FOR VALUE RECEIVED the undersigned EMPEROR PAPER INDUSTRIES LTD. ("payer"), promises to pay to the order of Rajan Ahluwalia ("holder") of Edmonton, Alberta, on demand the principal amount of Three thousand one hundred seventy five dollars (USO currency) with zero% interest on the unpaid principal amount from  April 30, 2017 on Demand.

If default is made in the payment when due of any principal or interest, then the whole sum of principal and interest shall become immediately due and payable at the option of the Holder, without notice.

In the event the Holder shall institute any action for the enforcement of any amount due on this Note, Payer agrees to pay all costs and expenses of collection and enforcement, including reasonable attorney's fees.

All payments of principal, interest or other amount payable on or in respect of the Note shall be made in lawful currency of Canada in immediately available funds, to the Holder at the address set forth above, unless otherwise directed in writing by the Holder.

This note may be prepared at any time in whole or in part without premium or penalty: provided that the amount of any prepayment shall be applied first to unpaid and accrued interest and second to principal.

Any waiver of any payment due hereunder or the acceptance by the Holder of partial payment hereunder shall not, at any other time, be taken to be waiver of the terms of this Note or any other agreement between the payer and the Holder.

The Payer authorizes, irrevocably, any attorney of any court to record to appear for the payer in such court if any payment under this Note is not paid when due, and at any time thereafter, while principal of our interest on this Note shall remain unpaid , to confess judgement with.out process in favor of the Holder of the Note for such amount as may appear to be due and unpaid hereon, together with reasonable costs of collection, including reasonable attorney's fees, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate execution upon such judgement , and does ratify and confirm all that that attorney may do by virtue thereof.

This Note shall be governed by and interpreted in accordance with the internal laws of the Province of Alberta.

In WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

WITNESS

Emperor Paper Industries Ltd.

By:  /s/ Rajan Ahluwalia

WITNESS

Rajan Ahluwalia (Holder)

By:  /s/ Rajan Ahluwalia